EXHIBIT 10.17

DIRECTORS’ DEFERRED COMPENSATION PLAN OF ROME BANCORP, INC.
(Amended and Restated Effective as of December 21, 2005)

AMENDMENT

          Pursuant to Section 8.1 of the Directors’ Deferred Compensation Plan of Rome Bancorp, Inc., as Amended and Restated Effective December 21, 2005 (the “Plan”), the Plan is hereby amended, effective immediately prior to the “Effective Time”, as defined in the Agreement and Plan of Merger by and between Berkshire Hills Bancorp, Inc and Rome Bancorp, Inc. by adding the following Section 8.4 to the Plan, as follows:

          “The Company terminates the Plan immediately prior to the ‘Effective Time’ as defined in the Agreement and Plan of Merger by and between Berkshire Hills Bancorp, Inc and the Company. The Company shall direct the trustee of the trust under the Plan to pay each Participant in the Plan any and all amounts due thereunder in a lump sum, on the Effective Time in accordance with Section 409A of the Code.”

IN WITNESS WHEREOF, this Amendment has been signed by an officer of Rome Bancorp, Inc. thereunto duly authorized.

ROME BANCORP, INC.

By: /s/ Charles M. Sprock

Name: Charles M. Sprock,
Title: Chairman President & CEO

Date: February 23, 2011